Exhibit 25.2

______________________________________________________________________________

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Fonda Hall
U.S. Bank National Association
633 W. 5TH Street, 24th Floor
Los Angeles, CA  90071
(213) 615-6023
(Name, address and telephone number of agent for service)

Ministry Partners Investment Corporation
(Issuer with respect to the Securities)

California	33-0489154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

955 West Imperial Highway, Brea CA	92821
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
 (Title of the Indenture Securities)

______________________________________________________________________________

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

  Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

  Item 16.        LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached hereto as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

*         Incorporated by reference to Registration Number 333-128217.
Copies of the Articles of Association of the trustee, as now in effect, a certificate of authority to commence business and a certificate of authority to exercise corporate trust powers are on file with the Securities and Exchange Commission as Exhibits with corresponding exhibit numbers to the Form T-1 of Revlon Consumer Products Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on November 15, 2005 (Registration No. 333-128217), and are incorporated herein by reference.
**         Incorporated by reference to Registration Number 333-1145601.
Copies of the existing bylaws of the Trustee, amended June 6, 2007, are on file with the Securities and Exchange Commission as Exhibits with corresponding exhibit numbers to the Form T-1 of iPCS, INC. filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on August 21, 2007, and are incorporated herein by reference.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 23rd of January, 2008.

U.S. BANK NATIONAL ASSOCIATION By: /s/ Fonda Hall Fonda Hall Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  January 23, 2008

U.S. BANK NATIONAL ASSOCIATION By: /s/ Fonda Hall Fonda Hall Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 09/30/2007

($000’s)

09/30/2007

Assets
Cash and Due From Depository Institutions	$6,710,248
Federal Reserve Stock	0
Securities	39,854,938
Federal Funds	3,917,791
Loans & Lease Financing Receivables	147,446,753
Fixed Assets	1,913,077
Intangible Assets	11,966,716
Other Assets	14,166,506
Total Assets	$225,976,029

Liabilities
Deposits	$133,188,625
Fed Funds	1,283,002
Treasury Demand Notes	11,288,365
Trading Liabilities	234,272
Other Borrowed Money	41,979,138
Acceptances	0
Subordinated Notes and Debentures	7,697,466
Other Liabilities	8,035,934
Total Liabilities	$203,706,802

Equity
Minority Interest in Subsidiaries	$1,542,042
Common and Preferred Stock	18,200
Surplus	12,057,531
Undivided Profits	8,651,454
Total Equity Capital	$22,269,227

Total Liabilities and Equity Capital	$225,976,029

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